UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2022

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 600, Los Angeles, California 90024
(Address of principal executive offices, including zip code)

(310) 388-6706
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CDXC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 10, 2022, ChromaDex Corporation (the “Company” or “ChromaDex”) issued a press release announcing its earnings for the quarter ended June 30, 2022. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 and the exhibit hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)  On August 10, 2022, Kevin Farr was terminated without cause as Chief Financial Officer of the Company, and as an officer, employee, and director of the Company and any subsidiaries of the Company in which he serves in any of those capacities, effective as of August 12, 2022.

(b) On August 10, 2022, the Board of Directors of ChromaDex (the “Board”) appointed Brianna Gerber as SVP, Finance / Interim Chief Financial Officer, effective as of August 11, 2022, to replace the vacancy created by Mr. Farr’s termination as disclosed in item (a) above.

Ms. Gerber, age 42, previously served as Vice President of Finance and Investor Relations of ChromaDex, Inc. since September 17, 2018, and prior to that served in multiple leadership roles at Mattel, Inc. since 2013. Ms. Gerber received her B.S. in Corporate Finance and Entrepreneurship from the University of Southern California. She is a Chartered Financial Analyst (CFA) and member of the CFA Society of Los Angeles.

In connection with her appointment as SVP, Finance / Interim Chief Financial Officer, the Board approved the following compensation for Ms. Gerber, contingent upon and, unless otherwise noted below, effective upon her appointment as SVP, Finance / Interim Chief Financial Officer:  (i) an annual base salary of $300,000, (ii) a discretionary annual bonus opportunity of 40% of Ms. Gerber’s annual base salary, based on the achievement of certain performance goals to be determined by the Board, (iii) on August 12, 2022 (the “Grant Date”), an option to purchase shares of the Company stock under the ChromaDex 2017 Equity Incentive Plan (the “Plan”), with the number of shares subject to the option determined by dividing (a) $113,750 by (b) the product of 0.67 and the closing sale price of the Common Stock on the Grant Date, as reported by the Nasdaq Capital Market, with one-third of the shares subject to the option vesting on the one-year anniversary of the Grant Date, and the remaining shares subject to the option vesting in 24 substantially equal monthly installments thereafter, generally subject to Ms. Gerber’s continuous employment through the applicable vesting date, and with an exercise price equal to the closing price of the Company’s common stock on the Grant Date, and (iv) on August 12, 2022, restricted stock units under the Plan, which will vest in three substantially equal annual installments beginning on the one-year anniversary of the Grant Date, generally subject to Ms. Gerber’s continuous employment through the applicable vesting date, with the number of restricted stock units determined by dividing (a) $113,750 by (b) the closing sale price of the Common Stock on the Grant Date, as reported by the Nasdaq Capital Market, and which will be settled in shares of Company stock upon the applicable vesting date.

ChromaDex expects to enter into an indemnification agreement with Ms. Gerber on substantially the same terms as its standard indemnification agreement for directors and executive officers, previously filed as Exhibit 10.1 to ChromaDex’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2016.

There are no arrangements or understandings between Ms. Gerber and any other persons pursuant to which she was selected as ChromaDex’s SVP, Finance / Interim Chief Financial Officer.

There are also no family relationships between Ms. Gerber and any of the Company’s directors or executive officers and other than as described herein she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(d) Appointment of Directors

On August 8, 2022, the Board appointed Hamed Shahbazi as a member of the Board effective as of August 9, 2022, to serve until the Company’s 2023 annual meeting of stockholders and until his successor is duly elected and qualified.  Mr. Shahbazi, 47, serves as Chief Executive Officer and Chairman of the Board at WELL Health Technologies Corp. Prior to this, he spent twenty years as Chief Executive Officer at TIO Networks Corp. where he also served as Chairman of the Board.

Mr. Shahbazi has been appointed to the Nominating and Corporate Governance Committee of the Board.  The Board has determined that Mr. Shahbazi is an independent director under the listing standards of the Nasdaq Stock Market LLC and is “independent” as defined in 5605(a)(2) of the Securities Exchange Act of 1934, as amended.  There are no arrangements or understandings between Mr. Shahbazi and any other person pursuant to which he was selected as a member of the Board.  In addition, there are no transactions in which Mr. Shahbazi has an interest that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Under the Company’s Amended and Restated Non-Employee Director Compensation Policy, Mr. Shahbazi will be eligible to receive an annual retainer of $40,000 for serving on the Board, and an additional $5,000, per year, respectively for service on the Nominating and Corporate Governance Committee.  Mr. Shahbazi was also granted an option to purchase 40,000 shares of the Company’s common stock on August 9, 2022, the date of his initial election to the Board, vesting in substantially equal annual installments over a three-year period, subject to Mr. Shahbazi’s continuing service on the Board.  In addition, on the date of each annual meeting, he will be granted a stock option to purchase 20,000 shares of the Company’s common stock, vesting over a one-year period, subject to Mr. Shahbazi’s continuing service on the Board.  All option grants have an exercise price per share equal to the fair market value of our common stock on the date of grant.

Mr. Shahbazi will enter into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 16, 2016.  The Company’s Amended and Restated Non-Employee Director Compensation Policy is filed as Exhibit 10.4 to the Company’s Quarterly Report filed with the SEC on August 9, 2018.

(e) In connection with Mr. Farr’s termination of employment by the Company without cause, as described above, Mr. Farr and the Company entered into a letter agreement (the “Farr Agreement”) and Mr. Farr and ChromaDex entered into a consulting agreement (the “Consultant Agreement”) which, respectively, provide for the terms of Mr. Farr’s termination of employment with the Company and Mr. Farr’s provision of limited transition services to ChromaDex for a period of 90 days following his termination of employment. Pursuant to the Farr Agreement, in consideration of Mr. Farr’s timely execution and non-revocation of a release of claims (the “Release”), compliance with restrictive covenants and other terms and conditions of the Executive Employment Agreement between Mr. Farr and the Company dated October 5, 2017 (the “Farr Employment Agreement”) and other restrictive covenants between Mr. Farr and the Company, and Mr. Farr’s performance of transition services pursuant to the Consultant Agreement, and notwithstanding anything to the contrary in the Farr Employment Agreement, Mr. Farr will be eligible to receive (i) a grant of 89,189 restricted stock units under the Plan, which will vest and be settled in shares of Company stock upon the earlier of the expiration of the Consultant Agreement or the earlier termination of the Consultant Agreement; (ii) a lump sum payment of $30,442; (iii) acceleration of vesting of those unvested time-based vesting equity awards that would have otherwise become vested had Mr. Farr remained employed through the one-year anniversary of Mr. Farr’s termination of employment (other than the restricted stock units described in subclause (i)), and continued exercisability of all vested equity awards for three years following Mr. Farr’s termination of employment (subject to any earlier expiration date pursuant to the Plan); and (iv) a pro rata bonus for the year of Mr. Farr’s termination of employment, based on actual performance and paid at the same time as bonuses are paid to active employees. Except for these payments and benefits, Mr. Farr will not be entitled to any further severance or termination payments or benefits from the Company or its affiliates, whether pursuant to the Farr Employment Agreement or the Consultant Agreement.

The foregoing summary of the Farr Agreement and the Consultant Agreement do not purport to be complete and are qualified in their entirety by reference to the complete Farr Agreement and Consultant Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 10, 2022, the Company released a corporate presentation which it made available on its website. A copy of the corporate presentation is attached hereto as Exhibit 99.2.

The information in this Item 7.01 and the exhibit hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement with Kevin Farr.
10.2	Consultant Agreement with Kevin Farr
99.1	Press Release dated August 10, 2022
99.2	Investor Presentation of ChromaDex Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: August 10, 2022	By:	/s/ Kevin M. Farr
Kevin M. Farr
Chief Financial Officer
(Principal Financial and Accounting Officer)